                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of December 19, 2002, by and between the sellers set forth below (each a "Seller") and the buyers set forth below (each, a "Buyer").

          Sellers:        Mr. C. E. Miller ("Mr. Miller");

                          C. E. Miller, Trustee of the C. E. Miller Trust dated September 10, 1980, as amended (the "C. E. Miller Trust"); and

                          Eagle Investments, Inc., a Michigan corporation ("Eagle").

          Buyers: Debra A. Miller, Trustee of the Debra A. Miller Trust dated February 20, 1989, as amended (the "Debra Miller Trust"); and

                          Kellie K. Miller, Trustee of the Kellie K. Miller Trust dated July 14, 1989, as amended (the "Kellie Miller Trust").

          Sellers desire to sell to Buyers, and Buyers desire to purchase from Sellers, an aggregate total of 255,099 shares (the "Shares") of common stock, $0.01 par value per share, of Miller Exploration Company, a Delaware corporation ("Miller Exploration").

                ACCORDINGLY, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Agreement to Sell and Purchase Shares. Sellers agree to sell the Shares to Buyers, and Buyers agree to purchase the Shares from Seller, for a purchase price of One Dollar and Thirteen Cents ($1.13) per Share (the "Purchase Price"), as more fully set forth below:

          Sellers: Mr. Miller will sell 12,257 Shares, for an aggregate Purchase Price of $13,850.41;

                          The C. E. Miller Trust will sell 31,236 Shares, for an aggregate Purchase Price of $35,296.68; and

                          Eagle will sell 211,606 Shares, for an aggregate Purchase Price of $239,114.78.

          Buyers: The Debra Miller Trust will purchase 127,549 Shares, for an aggregate Purchase Price of $144,130.37. Of this amount, (i) $13,850.41 shall be paid to Mr. Miller (for 12,257 Shares), (ii) $35,296.68 shall be paid to the C. E. Miller Trust (for 31,236 Shares) and
                          (iii) $94,983.28 shall be paid to Eagle (for 84,056 Shares); and

                          The Kellie Miller Trust will purchase 127,550 Shares, for an aggregate Purchase Price of $144,131.50, all of which shall be paid to Eagle.

     2. Representations and Warranties of Sellers. Each Seller represents and warrants to the Buyer or Buyers, as applicable, to whom it is selling Shares, as follows:

          (a) Ownership. Each Seller owns and has valid title to the Shares that it is selling to a Buyer or Buyers, as applicable, free and clear of all transfer restrictions, claims, liens, pledges, encumbrances, options or other restrictions of any nature whatsoever ("Encumbrances"). At the closing, each Seller shall deliver to a Buyer or Buyers, as applicable, complete title to all of such Seller's interest in all of the Shares being sold to such Buyer or Buyers, free and clear of all Encumbrances.

          (b) Authorization and Enforceability; No Conflict. Each Seller has the full capacity, power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. This Agreement is binding upon each Seller and is enforceable against each Seller in accordance with its terms. The execution and delivery of this Agreement by each Seller and the sale of the Shares pursuant hereto will not conflict with, or result in a breach of or a default under any agreement or instrument to which any Seller is a party or by which any Seller is bound, or violate any law, rule or regulation of any governmental entity or any order or decree of any court or governmental entity to which any Seller is subject or by which any Seller is bound.

     3. Representations and Warranties of Buyer. Each Buyer represents and warrants to the Seller or Sellers, as applicable, from whom it is purchasing Shares, as follows:

          (a) Authorization and Enforceability; No Conflict. Each Buyer has the full capacity, power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby. This Agreement is binding upon each Buyer and is enforceable against each Buyer in accordance with its terms. The execution and delivery of this Agreement by each Buyer and the purchase of the Shares pursuant hereto will not conflict with, or result in a breach of or a default under any agreement or instrument to which any Buyer is a party or by which any Buyer is bound, or violate any law, rule or regulation of any governmental entity or any order or decree of any court or governmental entity to which any Buyer is subject or by which any Buyer is bound.

          (b) Investment Intent. Each Buyer is purchasing the Shares for investment purposes and not with a view to the sale or distribution of any part or all thereof by public or private sale or other disposition. No Buyer has any intention of selling, granting any participation in, or otherwise distributing or disposing of any of the Shares.

          (c) Restricted Stock. Each Buyer acknowledges, agrees and understands that the Shares to be purchased by such Buyer are or may be considered "restricted securities" within the meaning of the federal Securities Act of 1933, as amended (the "Securities Act"), Rule 144 under the Securities Act, and other applicable securities laws (collectively, "Securities Laws"). Accordingly each Buyer acknowledges, agrees and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act and registered or qualified under any applicable Securities Law or any other laws, or exemptions from such registration and qualification requirements are available. Each Buyer acknowledges, agrees and understands that no Seller (nor Miller Exploration) is under any obligation to register the Shares under the Securities Act, to register or qualify the Shares under any applicable Securities Law, or to in any way assist any Buyer to comply with any exemption under any Securities Law or other law. Each Buyer acknowledges, agrees and understands that all certificates representing Shares may bear such legends as Miller Exploration may consider necessary or advisable to facilitate compliance with the Securities Laws, including without limitation legends stating setting forth the limitations on dispositions imposed the Securities Laws.

          (d) Knowledge of Buyer. Each Buyer has been furnished with such information, financial and otherwise, concerning Miller Exploration's business and financial condition as such Buyer has requested. Each Buyer acknowledges, agrees and understands that no Seller makes any representations or warranties other than those specifically set forth in Section 2 above. Without limiting the generality of the foregoing, each Buyer acknowledges, agrees and understands that no Seller makes any representations or warranties concerning Miller Exploration or its assets, financial condition, earnings or future prospects.

     4. Closing. The closing shall occur concurrently with the execution of this Agreement, or at the place and time mutually agreed upon by the parties, provided that the closing occurs on or before December 31, 2002. At the closing, the parties will deliver the following documents and other items to the parties indicated below; provided, however, that a Seller may comply with its obligation(s) to deliver a stock power by demonstrating that a substantially similar stock power has previously or concurrently been delivered to Miller Exploration's stock transfer agent, along with instructions from Miller Exploration as to the issuance of stock certificates to the Buyers:

     Sellers: Mr. Miller will deliver to the Debra Miller Trust Miller Exploration stock certificate no. ME549, representing 12,257 Shares, together with a Stock Power in the form of Exhibit A hereto duly endorsed for transfer to the Debra Miller Trust, sufficient to vest in the Debra Miller Trust lawful title to such Shares, free and clear of all Encumbrances;

                        The C. E. Miller Trust will (i) deliver to the Debra Miller Trust Miller Exploration stock certificate no. ME397, representing 5,104 Shares; Miller Exploration stock certificate no. ME372, representing 4,902 Shares; Miller Exploration stock certificate no. ME321, representing 2,590 Shares; Miller Exploration stock certificate no. ME270, representing 3,031 Shares; and Miller Exploration stock certificate no. ME224, representing 5,379 Shares, together with a Stock Power in the form of Exhibit B hereto duly endorsed for transfer to the Debra Miller Trust, sufficient to vest in the Debra Miller Trust lawful title to such 21,006 Shares, free and clear of all Encumbrances and (ii) execute and deliver to the Debra Miller Trust such documents and other instruments, including without limitation an assignment in the form of Exhibit C hereto, and take such other actions, as may be necessary to transfer to the Debra Miller Trust all of its right, title and interest in and to (A) the 7,680 Shares currently held in the C. E. Miller Trust's brokerage account with A.G. Edwards and (B) the 2,550 Shares currently held in the C. E. Miller Trust's brokerage account with Raymond James.

                        Eagle will (i) deliver to the Debra Miller Trust and the Kellie Miller Trust Miller Exploration stock certificate no. ME509, representing 185,186 Shares, together with a Stock Power in the form of Exhibit D hereto duly endorsed for transfer of 84,056 of such Shares to the Debra Miller Trust and 101,130 of such Shares to the Kellie Miller Trust, sufficient to vest in the Debra Miller Trust lawful title to 84,056 of such Shares and in the Kellie Miller Trust lawful title to 101,130 of such Shares, free and clear of all Encumbrances and (ii) deliver to the Kellie Miller Trust Miller Exploration stock certificate no. ME025, representing 26,420 Shares, together with a Stock Power in the form of Exhibit E hereto duly endorsed for transfer to the Kellie Miller Trust, sufficient to vest in the Kellie Miller Trust lawful title to such Shares, free and clear of all Encumbrances.

          Buyers: The Debra Miller Trust will (i) deliver to Mr. Miller the sum of $13,850.41, in immediately available funds,
                        (ii) deliver to the C. E. Miller Trust the sum of $35,296.68, in immediately available funds, and (ii) deliver to Eagle the sum of $94,983.28, in immediately available funds; and

                        The Kellie Miller Trust will deliver to Eagle the sum of $144,131.50, in immediately available funds.

     5. Miscellaneous. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, whether express or implied, oral or written. This Agreement may not be modified or amended except by a writing executed by the parties hereto. This Agreement may be executed in several counterparts, each of which shall be deemed an original. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan as applicable to contracts made and to be performed in the State of Michigan. Any provision, or clause thereof, of this Agreement that shall be found to be contrary to Michigan law or otherwise unenforceable shall not affect the remaining terms of this Agreement, which shall be construed as if the unenforceable provision, or clause thereof, were absent from this Agreement. All references in this Agreement to the number of Shares represented by a Miller Exploration stock certificate are understood to mean the number of Shares represented by such certificate after giving effect to Miller Exploration's one-for-ten reverse stock split that became effective on or about October 11, 2002.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          /s/ C.E. Miller
                                          ------------------------------------
                                          C. E. MILLER


                                          THE C.E. MILLER TRUST DATED
                                          SEPTEMBER 10, 1980, AS AMENDED


                                          /s/ C.E. Miller
                                          ------------------------------------
                                          By: C. E. Miller, Trustee


                                          EAGLE INVESTMENTS, INC.


                                          /s/ C.E. Miller
                                          ------------------------------------
                                          By: C. E. Miller
                                          Its: President

                                          THE DEBRA A. MILLER TRUST DATED
                                          FEBRUARY 20, 1989, AS AMENDED


                                          /s/ Debra A. Miller
                                          ------------------------------------
                                          By: Debra A. Miller, Trustee

                                          THE KELLIE K. MILLER TRUST DATED
                                          JULY 14, 1989, AS AMENDED


                                          /s/ Kellie K. Miller
                                          ------------------------------------
                                          By: Kellie K. Miller, Trustee

                                    EXHIBIT A

                                   STOCK POWER

          FOR VALUE RECIEVED, the undersigned, C. E. MILLER ("Assignor"), hereby sells, assigns and transfers to DEBRA A. MILLER, TRUSTEE OF THE DEBRA A. MILLER TRUST DATED FEBRUARY 20, 1989, AS AMENDED, twelve thousand two hundred and fifty-seven (12,257) shares of Common Stock of Miller Exploration Company, a Delaware corporation (the "Company"), owned by Assignor, standing in Assignor's name on the books of the Company, represented by certificate number ME549.

          Assignor hereby appoints and constitutes Debra A. Miller or her designee as Assignor's true and lawful attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

          Signed as of December 19, 2002.

                                          /s/ C.E. Miller
                                          ------------------------------------
                                          C. E. MILLER

                                    EXHIBIT B

                                   STOCK POWER

          FOR VALUE RECIEVED, the undersigned, C. E. MILLER, TRUSTEE OF THE C.
E. MILLER TRUST DATED SEPTEMBER 10, 1980, AS AMENDED ("Assignor"), hereby sells, assigns and transfers to DEBRA A. MILLER, TRUSTEE OF THE DEBRA A. MILLER TRUST FEBRUARY 20, 1989, AS AMENDED, twenty-one thousand and six (21,006) shares of Common Stock of Miller Exploration Company, a Delaware corporation (the "Company"), owned by Assignor, standing in Assignor's name on the books of the Company, represented by certificate numbers ME397, ME372, ME321, ME270 and ME224.

          Assignor hereby appoints and constitutes Debra A. Miller or her designee as Assignor's true and lawful attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

          Signed as of December 19, 2002.

                                          THE C. E. MILLER TRUST DATED
                                          SEPTEMBER 10, 1980, AS AMENDED


                                          /s/ C.E. Miller
                                          ------------------------------------
                                          By: C. E. Miller, Trustee

                                    EXHIBIT C

                                   ASSIGNMENT

          FOR VALUE RECIEVED, the undersigned, C. E. MILLER, TRUSTEE OF THE C.
E. MILLER TRUST DATED SEPTEMBER 10, 1980, AS AMENDED ("Assignor"), hereby sells, assigns and transfers to DEBRA A. MILLER, TRUSTEE OF THE DEBRA A. MILLER TRUST FEBRUARY 20, 1989, AS AMENDED (the "Assignee"), (1) seven thousand six hundred and eighty (7,680) shares of Common Stock of Miller Exploration Company, a Delaware corporation (the "Company"), owned by Assignor, and held in Assignor's account no. 265-067069-006 with A.G. Edwards & Sons, and (2) two thousand five hundred and fifty (2,550) shares of Common Stock of the Company owned by Assignor, and held in Assignor's account no. 42094293 with Raymond James Financial Services, Inc. Assignor shall execute and deliver to the Assignee such documents and other instruments, and take such other actions, as may be necessary to transfer to the Assignee all of its right, title and interest in and to the aforementioned shares.

          Signed as of December 19, 2002.

                                          THE C. E. MILLER TRUST DATED
                                          SEPTEMBER 10, 1980, AS AMENDED


                                          /s/ C.E. Miller
                                          ------------------------------------
                                          By: C. E. Miller, Trustee

                                    EXHIBIT D

                                   STOCK POWER

          FOR VALUE RECIEVED, the undersigned, EAGLE INVESTMENTS, INC., a Michigan corporation ("Assignor"), hereby (1) sells, assigns and transfers to DEBRA A. MILLER, TRUSTEE OF THE DEBRA A. MILLER TRUST FEBRUARY 20, 1989, AS AMENDED, eighty-four thousand and fifty-six (84,056) shares of Common Stock of Miller Exploration Company, a Delaware corporation (the "Company"), owned by Assignor, standing in Assignor's name on the books of the Company, represented by certificate number ME509 and (2) sells, assigns and transfers to KELLIE K. MILLER, TRUSTEE OF THE KELLIE K. MILLER TRUST JULY 14, 1989, AS AMENDED, one hundred and one thousand one hundred and thirty (101,130) shares of Common Stock of the Company owned by Assignor, standing in Assignor's name on the books of the Company, represented by certificate number ME509.

          Assignor hereby appoints and constitutes Debra A. Miller and Kellie K. Miller, or either of them, as Assignor's true and lawful attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

          Signed as of December 19, 2002.

                                          EAGLE INVESTMENTS, INC.


                                          /s/ C.E. Miller
                                          ------------------------------------
                                          By: C. E. Miller
                                          Its: President

                                    EXHIBIT E

                                   STOCK POWER

          FOR VALUE RECIEVED, the undersigned, EAGLE INVESTMENTS, INC., a Michigan corporation ("Assignor"), hereby sells, assigns and transfers to KELLIE
K. MILLER, TRUSTEE OF THE KELLIE K. MILLER TRUST JULY 14, 1989, AS AMENDED, twenty-six thousand four hundred and twenty (26,420) shares of Common Stock of Miller Exploration Company, a Delaware corporation (the "Company"), owned by Assignor, standing in Assignor's name on the books of the Company, represented by certificate number ME025.

          Assignor hereby appoints and constitutes Kellie K. Miller or her designee as Assignor's true and lawful attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

          Signed as of December 19, 2002.

                                          EAGLE INVESTMENTS, INC.


                                          /s/ C.E. Miller
                                          ------------------------------------
                                          By: C. E. Miller
                                          Its: President

                                      E-1